SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  July 22, 2004
                                  -------------


                        LORAL SPACE & COMMUNICATIONS LTD.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                  1-14180                         13-3867424
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(State or other                   (Commission                      (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation) Number

                         c/o Loral SpaceCom Corporation
                 600 Third Avenue, New York, New York      10016
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
                                 --------------

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On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 5. Other Events.
        -------------

     On July 22, 2004, Loral Space & Communications Ltd. ("Loral") announced that it has reached an agreement with the Official Committee of Unsecured Creditors in its chapter 11 reorganization cases on the principal terms of a plan of reorganization. Under the proposed consensual plan of reorganization, reorganized Loral will continue under current management with its two businesses, satellite manufacturing, conducted by Space Systems/Loral, Inc., and satellite services, managed by Loral Skynet, intact and substantially debt-free. The proposed plan will provide that all pre-petition institutional debt will be exchanged for substantially all of the equity of the reorganized company, and, in general, other pre-petition general unsecured creditors will be offered an option to elect either a discounted cash payment or a payout over time. The proposed plan will not provide for any recovery or participation in reorganized Loral by the holders of Loral's existing common or preferred stock.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Loral Space & Communications Ltd.

                                        By: /s/ Avi Katz
                                            ------------------------------
                                        Name:  Avi Katz
                                        Title: Vice President, General
                                               Counsel and Secretary

Date: July 23, 2004